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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NICE Systems Ltd. NICE Systems 2003 stock option plan, of our report dated May 28, 2003 with respect to the consolidated financial statements of NICE Systems Ltd. for the year ended December 31, 2002 which is included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

/s/ Kost Forer & Gabbay KOST FORER & GABBAY A Member of Ernst & Young Global

Tel-Aviv, Israel
December 12, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS